Exhibit 3.1
Performance of Wipro Limited for Quarter ended December 31, 2008 January 21, 2009 Suresh C Senapaty Executive Director & Chief Financial Officer 21 January 2009 © 2008 Wipro Ltd — Confidential 1

Exhibit 3.1
Financial Summary for Quarter ended December 31, 2008 (Indian GAAP) Wipro Limited (Consolidated) Revenue Growth Growth Particulars Rs. Crores QoQ YoY Revenue 6,618 2% 25% Profits Before Interest & Tax 1,125 2% 19% Profits After Tax 1,004 3% 18% Key Segmental Results Revenue Growth PBIT Growth Segment Rs Crores YoY Rs Crores YoY IT Services 5,079 31% 1,045 26% IT Products 837 25% 43 45% Consumer Care & Lighting 527 21% 61 17% 2

Highlights for the Quarter — IT Services • IT Services Revenue based on exchange rate as of Sept 30, 2008 at $1,126Mn against a guidance of $1,121Mn. Constant currency growth of 3.5% seq and 19% YoY • IT Services Revenue in dollar terms was $1,100Mn, a sequential de-growth of -0.9% (growth of 3.5% in constant currency) and YoY growth of 12.4% (growth of 19.2% in constant currency) • IT Services added 31 new clients in the quarter • Revenues from Fixed Price Projects improved sequentially by 440bps while Offshore mix rose 90bps sequentially • Price realization improved 120bps sequentially in constant currency through higher productivity • Excluding the one-time provision made in respect of receivables of a large customer, we were able to expand margins by 10 basis points. The impact of salary increase and drop in Utilization were made up by benefits from currency and other operational parameters • Completed acquisition of Citi Technology Services, revenues of which will be consolidated in the quarter ending March 31, 2009. 3

Revenue Dynamics — IT Services Vertical distribution ( Q3 FY09) Geographical distribution ( Q3 FY09) Verticals: • Retail & Transportation grew of 11.4% seq and 38% YoY in constant currency • Financial Services grew 2.1% seq and 28% YoY in constant currency Geography: ??Europe grew 7.5% seq and 24% YoY in constant currency ??India & Middle East Business grew 52% YoY while U.S grew 13% YoY in constant currency Differentiated Services: • Package Implementation grew 3.7% seq, while TIS grew 20% YoY • Testing Services grew 2.4% seq and 24% YoY 4

IT Services — Client Metrics ??USD 20Mn+ accounts grew to 52 in Q309 from 50 in Q209 on trailing 12 month basis ??Million dollar customers increased to 436 in Q309 from 426 in Q209 and 334 in Q3 of last year Awards and Recognition: ????Received 2 awards at the Outsourcing Institute and Vantage Partners’ inaugural RMMY awards-“The Few, the Proud, the RMs” which recognized the Best Enabled Relationship/Account Managers and “Ain’t No Valley of Despair Here” which recognized the Best Transition Process ????Recognized as a transformation partner for its client Telia Sonera, by helping it simplify its operations and achieve increased efficiency and responsiveness to its customers, by leading independent research firm Ovum. ????Wipro Infotech ranked No.1 Systems Integrator in the most trusted IT service providers survey by CTO forum; also awarded the Best technology partner for 2008 by EMC in India and the best Systems Integrator by Netapp for 2007-08. 5

IT Services — Deal Wins ????Won 4 multi-year multi-million dollar deals: o Has been selected by Origin Energy as the preferred partner for transformation of its Retail business processes. Wipro will work with Origin in coming years to provide an integrated billing system as well as IT and back office processing support for the Retail business o Infocrossing, a Wipro company signed a significant and large multi-year IT Infrastructure outsourcing contract with a large outsourcer of data processing services in the US o A large UK based food retailer has chosen Wipro, as its IT partner, to deliver a new and robust operating model that supports the retailer’s strategic and commercial objectives o In the India and Middle East market, large wins range from Corporation Bank to upgrade their storage and disaster recovery set up, ERP Implementation and managed services support for Indus towers, data centre set up for MTNL STPI IT services Ltd, application deployment and integration at NMC Group, UAE 6

Other Highlights Wipro Consumer Care and Lighting (WCCL) • For the quarter, WCCL recorded Revenues of Rs. 5.3Bn, a growth of 21% YoY and PBIT of Rs. 613Mn, a growth of 17% YoY • Unza continued to see good underlying value growth in all markets, with growth rates ahead of GDP growth rates of economies we operate in • SANTOOR maintains its No. 3 position Brand in Toilet Soap category in India, in value terms. Grows ahead of industry, in both volume & value terms • Launched Premium range of Office furniture. India’s first leg and beam based system. We filed three patents Wipro Infrastructure Engineering (WIN) • Wipro Infrastructure Engineering has been impacted by the sharp global slowdown in investment in multiple sectors, driven by the credit crunch and economic uncertainty • The fundamentals of the sectors remain intact. Infrastructure is the key sector being targeted across India, China and US for revival of the economies • We continue to invest with focus on increasing our global market share organically and inorganically 7

Summary • Strong performance considering the underlying uncertainties in the global economy • Continued to win large deals; won 4 multi-year multi-million dollar deals in the current quarter • Operational Parameters show continued improvement offsetting headwinds of drop in reported rate realization and impact of salary increase • Completed acquisition of Citi Technology Services, revenues of which will be consolidated with Wipro beginning in the quarter ending March 31, 2009 • Continued leadership in India & Middle East business & other Emerging Markets 8

Looking Ahead Looking ahead, for the quarter ending March 31, 2009, we expect the Revenue from our IT Services business including Revenues from the acquisition of Citi Technology Services to be approximately $1045 million *based on constant currency exchange rates Constant Currency Exchange Rate GBP to USD 1.57 Eur to USD 1.33 USD to INR 49.26

Looking Ahead Looking ahead, for the quarter ending March 31, 2009, we expect the Revenue from our IT Services business including Revenues from the acquisition of Citi Technology Services to be approximately $1045 million *based on constant currency exchange rates Constant Currency Exchange Rate GBP to USD 1.57 Eur to USD 1.33 USD to INR 49.26

Financial Summary for Quarter ended December 31, 2008 (U.S GAAP) Wipro Limited (Consolidated) Revenue Growth Growth Particulars Rs. Crores QoQ YoY Revenue 6,539 2% 25% Profits Before Interest & Tax 1,062 4% 19% Profits After Tax 898 9% 9% Key Segmental Results Revenue Growth PBIT Growth Segment Rs Crores YoY Rs Crores YoY IT Services 5,064 30% 1,013 27% IT Products 815 26% 34 70% Consumer Care & Lighting 486 20% 55 10% 11

Key Operating Metrics in IT Services for Quarter ended December 31, 2008 Particulars Q3 09 Q2 09 Q3 08 Revenue Break-down: Technology, Media & Telecom 29.0% 29.5% 32.8% Financial Services 26.0% 26.3% 24.3% Manufacturing & Healthcare 19.4% 19.4% 18.8% Retail & Transportation 17.5% 16.5% 15.5% E&U 8.1% 8.3% 8.6% Geography Break-down: US 60.0% 59.4% 60.2% Europe 26.1% 26.9% 27.0% Japan 2.4% 2.5% 2.7% India & Middle East business 7.5% 7.8% 6.9% Other Emerging Markets 4.0% 3.4% 3.2% People related No of people IT Services 60,605 61,697 60,087 BPO Services 21,578 21,804 20,090 India / Middle East IT Services 14,782 14,051 11,579 Total 96,965 97,552 91,756 Net Addition during the quarter IT Services (1092) 352 2,413 BPO Services (226) 967 (51) India / Middle East IT Services 731 558 733 Total (587) 1,877 3,095 12

Key Client Metrics in IT Services for Quarter ended December 31, 2008 Particulars Q3 09 Q2 09 Q3 08 Customer Concentration Top Customer 2.5% 2.7% 2.6% Top 5 11.3% 11.5% 11.8% Top 10 20.2% 20.4% 21.3% Active Customers 882 906 915 No. of New Customers 31 28 49 Revenue from New Customers 3.3% 1.6% 2.4% Onsite Revenue (IT Services) 53.2% 54.1% 54.5% Off Shore Revenue (IT Services) 46.8% 45.9% 45.5% Customer Size Distribution >$50 M 16 16 9 $20- 50Mn 36 34 34 $10 -$20Mn 37 35 34 $5 -$10Mn 62 59 44 $3-$5Mn 80 77 53 $1-$3Mn 205 205 160 Total >$1Mn 436 426 334 13